EXHIBIT 10.54

BORDERS GROUP, INC.

LONG-TERM INCENTIVE PLAN

SECTION 1.  Purpose

Borders Group, Inc. (the “Company”), hereby establishes the “Borders Group, Inc. Long-Term Incentive Plan” (the “Plan”) to promote the interests of the Company and its shareholders by providing a long-term compensation plan that will: (i) assist the Company in attracting and retaining outstanding individuals to serve as officers and other employees of the Company and its Subsidiaries; (ii) encourage the highest level of performance by such officers and employees; and (iii) permit such officers and employees to share in the success of the Company.

SECTION 2.  Definitions

“Award” shall mean a grant of Performance Units pursuant to the Plan.

“Board of Directors” shall mean the Board of Directors of the Company.

“Change of Control” shall mean:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 5; or

(b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

“Committee” shall mean the Compensation Committee of the Board of Directors.

“Common Stock" or "Stock” shall mean the Common Stock of the Company.

“Company” shall mean Borders Group, Inc.

“Designated Beneficiary” shall mean the beneficiary designated by the employee, in a manner determined by the Committee, to receive amounts due the employee in the event of the employee’s death. In the absence of an effective designation by the employee, Designated Beneficiary shall mean the employee’s estate.

“Disability” shall mean that an employee is unable to perform his or her duties and responsibilities by reason of a specific mental or physical illness or injury and such condition is not expected to improve sufficiently to permit the employee to return to his or her position with the Company or any Subsidiary in the foreseeable future. The Committee may require such evidence of Disability as it deems appropriate, and its decision as to whether or not an employee is disabled shall be final.

“Fair Market Value” shall mean the closing price reported for consolidated trading of issues listed on the New York Stock Exchange on the day prior to the date in question, or, if the Stock shall not have been traded on such date, the closing price on the first day prior thereto on which the Stock was so traded.

“Fiscal Year” shall mean the fiscal year of the Company.

“Performance Period” shall mean the period selected by the Committee during which the performance is measured for the purpose of determining the extent to which an Award has been earned.

“Performance Objectives” shall mean the objectives established by the Committee for a Performance Period for the purpose of determining the extent to which Awards made for such Period are earned. The objectives shall be based upon such factors as the Committee may determine, including, but not limited to: earnings per share, return on assets and comparable store sales. The factors selected by the Committee shall have a minimum performance standard below which no payments will be made, and a maximum performance standard above which a maximum payment will be made. Performance Objectives may be based in whole or in part upon the attainment of specified levels of performance under one or more of the measures described above by any Subsidiary or other business unit. The Committee may use its discretion to modify or adjust any Performance Objectives to the extent permitted by Section 10 (c).

“Performance Unit” shall mean an Award grant pursuant to Section 5 of the Plan expressed as a unit valued by reference to a designated amount of money or other property other than Common Stock.

“Retirement” shall mean termination of employment with the Company or any Subsidiary at or after age 65 with 10 or more years of full-time service with the Company or any Subsidiary.

“Subsidiary” shall mean any business entity in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power.

SECTION 3.  Administration

(a) Committee. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors.

(b) Powers of Committee. Subject to the express provisions of the Plan, the Committee shall have the power and authority to (i) grant Performance Units and determine the Performance Objectives, Performance Periods and other conditions applicable to such Performance Units; (ii) determine the employees to whom, and the time or times at which, Awards will be made; and (iii) take such other action as it may deem necessary or appropriate in connection with the administration of the Plan. The Committee may delegate such powers to one or more executive officers to the extent that they relate to Awards to employees who are not executive officers of the Company.

(c) Interpretation. The Committee shall have the sole and complete authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations that it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee shall be final and binding upon the Company, all officers and other employees who have received awards under the Plan and all other interested persons.

SECTION 4.  Eligibility

Awards shall be made to such officers and other employees of the Company and its Subsidiaries as the Committee shall designate. The Committee shall have the sole discretion in determining the individuals to whom Awards shall be made, as well as the nature, amount and terms of Awards, subject to the express terms of the Plan and delegation provisions herein.

SECTION 5.  Performance Units

(a) Award of Performance Units. The Committee may from time to time grant Performance Units to employees. At the time of grant, the Committee shall specify a value of each Performance Unit (which shall be $1.00 unless otherwise specified by the Committee) or shall set forth a formula for determining the value of each Performance Unit at the time of payment (the "Ending Value"). If necessary to make the calculation of the amount to be paid to the employee, the Committee shall also state at the time of grant the initial value of each Performance Unit (the "Initial Value"). Performance Units granted to an employee shall be credited to an account (a "Performance Unit Account") established and maintained for such employee.

(b) Performance Period and Objectives. With respect to each Award of Performance Units under this Plan, the Committee shall specify the Performance Period and the Performance Objectives that must be satisfied in order for the employee to vest in such Performance Units.

(c) Payment for Performance Units. As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Objectives for the Performance Period have been achieved. If the Performance Objectives established for an employee for the Performance Period are partially but not fully met, the Committee, in its sole discretion, shall determine the portion of the Performance Units that have vested. If the Performance Objectives for a Performance Period are exceeded, the Committee, in its sole discretion, may grant additional, fully vested Performance Units to the employee. As soon as reasonably practicable after such determinations, or at such later date as the Committee shall determine at the time of grant, the Company shall pay or deliver to the employee the consideration called for by the Performance Units. Payment shall be made entirely in cash except as otherwise provided in paragraph (d) below.

(d) Right to Direct Payment in Shares upon Shareholder Approval of Amended Plan. Notwithstanding any other provision of the Plan, in the event that the Plan is amended to provide for the issuance of Common Stock under the Plan, and the shareholders of the Company approve the Plan, as amended, the Committee, in its sole discretion, may direct that any or all Performance Units be paid in shares of Common Stock rather than cash. The discretion of the Committee shall be applicable to all Performance Units, whether the Award of the Units was made prior to or after the date upon which shareholders approve the Plan, as amended. In such event, the shares so issued shall be valued at their Fair Market Value.

SECTION 6.  Termination Of Employment, Death And Disability

(a) Forfeiture of Awards upon Termination of Employment for Reasons other than Retirement, Death or Disability. Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee, all Awards that have not been paid on the date that an employee ceases to be an employee of the Company or any Subsidiary for any reason other than Retirement, death or Disability shall be forfeited, and the employee shall not have any rights of any nature whatsoever with respect to such Awards. Without limiting the generality of the foregoing, Performance Units relating to Performance Periods that have not yet expired shall be cancelled, irrespective of the performance to date relative to the Performance Objectives relating to such Performance Units.

(b) Retirement or Disability. In the event that the employment of an employee with the Company or any Subsidiary terminates due to his or her Retirement or Disability, except as the Committee may otherwise provide, any Performance Units held by such employee relating to Performance Periods that have not yet expired shall remain in effect and shall be payable at the expiration of the applicable Performance Period(s) if, and only if, the applicable Performance Objectives are satisfied.

(c) Death. If an employee to whom an Award has been made under the Plan shall die while employed by the Company or a Subsidiary, except as the Committee may otherwise provide, any Performance Units held by such employee relating to Performance Periods that have not yet expired shall remain in effect, and shall be payable to the Designated Beneficiary of the employee at the expiration of the applicable Performance Period(s) if, and only if, the applicable Performance Objectives are satisfied.

SECTION 7.  Effect of Change of Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control, all Performance Objectives shall be considered to have been achieved at a target performance level, any deferral or other restrictions shall lapse and Performance Units shall be immediately settled or distributed assuming that a targeted performance level had been achieved notwithstanding the fact that the Performance Period has not expired.

SECTION 8.  Code Section 162(m) Provisions

(a) Notwithstanding any other provision of this Plan, if the Committee determines at the time that an Award is granted to an employee that such employee is, or is likely to be at the time he or she recognizes income for federal income tax purposes in connection with such Award, a Covered Employee as defined under Section 162 (m) of the Internal Revenue Code, as amended, then the Committee may provide that this Section 8 is applicable to such Award.

(b) If an Award is subject to this Section 8, then the lapsing of restrictions thereon and the payment thereof shall be subject to the achievement of one or more Performance Objectives established by the Committee based on the attainment of one or any combination of the following: earnings per share, return on assets and comparable store sales. Such Performance Objectives also may be based in whole or in part upon the attainment of specified levels of performance under one or more of the measures described above by any Subsidiary or other business unit. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code and the regulations thereunder.

(c) Notwithstanding any provision of this Plan, with respect to any Award that is subject to this Section 8, the Committee may not adjust upwards the amount payable pursuant to such Award, nor may it waive the achievement of the applicable Performance Objectives except in the case of the death or Disability of the employee.

(d) The Committee shall have the power to impose such other restrictions on Awards subject to this Section 8 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(B) of the Code or any successor thereto.

SECTION 9.  Amendment And Termination

The Board may suspend, terminate, modify or amend the Plan. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the employee to whom an Award shall theretofore have been granted, adversely affect the rights of such employee under such Award.

SECTION 10.  Miscellaneous Provisions

(a) Tax Withholding. The Company shall have the right to require employees or their Designated Beneficiaries to remit to the Company an amount sufficient to satisfy federal, state and local withholding requirements, or to deduct from all payments under this Plan, amounts sufficient to satisfy all withholding tax requirements. Whenever payments under the Plan are to be made to an employee in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements.

(b) Nontransferability of Awards. No Award may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Award shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Award not specifically permitted herein shall be null and void and without effect. An employee may exercise an Award only during his or her lifetime, or following his or her death pursuant to Article 6.

(c) Adjustment of Performance Objectives. Except as provided in Section 8, the Committee shall be authorized to modify and make adjustments in Performance Objectives or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

(d) Forfeiture of Awards for Certain Conduct. Notwithstanding any other provision of the Plan, all outstanding Awards to any employee shall be canceled if the employee: (i) engages in illegal, unethical or other misconduct that the Committed determines is detrimental to the best interests of the Company or any Subsidiary; or (ii) without the consent of the Committee, while employed by the Company or any Subsidiary or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or any Subsidiary or with any business in which the Company or any Subsidiary has a substantial interest as determined by the Committee.

(e) Deferral of Awards. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. The recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest on the deferred amount as determined by the Committee, in its sole discretion.

(f) General Creditor Status. Employees shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any employee or beneficiary or legal representative of such employee. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

(g) No Right to Employment. Nothing in the Plan or in any written agreement entered into pursuant to the Plan, nor the grant of any Award, shall confer upon any employee any right to continue in the employ of the Company or a Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Company or a Subsidiary to modify the terms of or terminate such employee's employment at any time.

(h) Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if sent by registered or certified mail addressed (a) to the employee at the employee's address set forth in the books and records of the Company or its subsidiaries, or (b) to the Company or the Committee at the principal office of the Company.

(i) Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(j) Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Michigan.

(k) Effective Date. The Plan shall become effective on May 22, 2003.